Amendment No. 6 to Participation Agreement

by and among

Franklin Templeton Variable Insurance Products Trust

Franklin/Templeton Distributors, Inc.

PHL Variable Insurance Company

Phoenix Life Insurance Company

Phoenix Life and Annuity Company

Phoenix Equity Planning Corporation

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), and PHL Variable Insurance Company (“PHLVIC”), Phoenix Life Insurance Company (“PLIC”), Phoenix Life and Annuity Company (“PLAC”) (together, the “Company”), and Phoenix Equity Planning Corporation (“PEPCO”), on your behalf and on behalf of certain Accounts, have previously entered into a Participation Agreement dated May 1, 2000, and amended as of the same date and subsequently amended as of May 3, 2004, May 1, 2006, May 1, 2007, and March 1, 2008 (the “Agreement”). The parties now desire to amend the Agreement in this amendment (the “Amendment”).

WITNESSETH THAT:

WHEREAS, PLIC is a wholly owned subsidiary of The Phoenix Companies, Inc. (“PNX”), and PHLVIC and PLAC are indirect wholly owned subsidiaries of PNX;

WHEREAS, PNX signed an agreement with Tiptree Financial Partners, LP for it to acquire PFG Holdings, Inc. (“PFG”), including PEPCO, the affiliated broker-dealer to PLIC, PHLVIC and PLAC;

WHEREAS, 1851 Securities, Inc. (“1851”) is a newly formed Delaware entity that is a FINRA registered member broker-dealer and an affiliated broker-dealer of PLIC, PHLVIC and PLAC;

WHEREAS, 1851 will provide principal underwriting services for the variable insurance products utilizing Franklin Templeton Variable Insurance Products Trust;

WHEREAS, the change in control of PEPCO may constitute an assignment within the provisions of the Agreement; and

WHEREAS, PLIC, PHLVIC and PLAC request that the parties consent to the assignment by executing this amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	Pursuant to Section 8 of the Agreement, PEPCO hereby assigns its duties as principal underwriter to 1851 Securities, Inc.;

2.	All parties to the Agreement consent to this assignment;

3.	All references to PEPCO in the Agreement are hereby replaced with 1851 Securities, Inc. (the “Distributor”)

4.	Schedules A and G of the Agreement are deleted and replaced in their entirety with the Schedules A and G attached hereto; and

5.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of September 20, 2010.

THE TRUST:	FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
Only on behalf of each
Portfolio listed on
Schedule C hereof
	By:	/s/ Karen L. Skidmore
	Name:	Karen L. Skidmore
	Title:	Vice President

THE UNDERWRITER:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

	By:	/s/ Thomas M. Regner
	Name:	Thomas M. Regner
	Title:	Executive Vice President

THE COMPANY:	PHOENIX LIFE INSURANCE COMPANY

	By:	/s/ Jeanie Gagnon
	Name:	Jeanie Gagnon
	Title:	Second Vice President

PHOENIX LIFE AND ANNUITY COMPANY

	By:	/s/ Jeanie Gagnon
	Name:	Jeanie Gagnon
	Title:	Second Vice President

THE COMPANY:	PHL VARIABLE INSURANCE COMPANY

	By:	/s/ Jeanie Gagnon
	Name:	Jeanie Gagnon
	Title:	Second Vice President

THE DISTRIBUTOR:	1851 SECURITIES, INC.

	By:	/s/ John H. Beers
	Name:	John H. Beers
	Title:	Vice President and Secretary

PHOENIX EQUITY PLANNING CORPORATION

	By:	/s/ John H. Beers
	Name:	John H. Beers
	Title:	Vice President and Assistant Secretary

Schedule A

The Company and its Distributor

THE COMPANY:

Phoenix Life Insurance Company

One American Row

Hartford, CT 06103-2899

A life insurance company organized under New York law.

PHL Variable Insurance Company

One American Row

Hartford, CT 06103-2899

A life insurance company organized under Connecticut law.

Phoenix Life and Annuity Company

One American Row

Hartford, CT 06103-2899

A life insurance company organized under Connecticut law.

THE DISTRIBUTOR:

1851 Securities, Inc.

One American Row

Hartford, CT 06103-2899

A corporation organized under Connecticut law.

Schedule G

Addresses for Notices

To the Company:	Phoenix Life Insurance Company
PHL Variable Insurance Company
Phoenix Life and Annuity Company
One American Row
Hartford, CT 06103-2899
Attention: John H. Beers, Vice President

With a copy to:	Phoenix Life Insurance Company
PHL Variable Insurance Company
Phoenix Life and Annuity Company
One American Row
Hartford, CT 06103-2899
Attention: Jeanie Gagnon, Second Vice President

To the Distributor:	1851 Securities, Inc.
One American Row
Hartford, Connecticut 06103-2899
Attention: John H. Beers, Vice President and Secretary

To the Trust:	Franklin Templeton Variable Insurance Products Trust
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: Karen L. Skidmore, Vice President

To the Underwriter:	Franklin/Templeton Distributors, Inc.
100 Fountain Parkway, Bldg. 140, 7th Floor
St. Petersburg, FL 33716
Attention: Peter Jones, President

If to the Trust or Underwriter With a copy to:	Franklin Templeton Investments
One Franklin Parkway, Bldg. 920 2nd Floor
San Mateo, California 94403
Attention: General Counsel

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